EXHIBIT 10.4

FORM OF

AMERICAN CAPITAL AGENCY CORP.

EQUITY INCENTIVE PLAN FOR THE MANAGER AND ITS AFFILIATES

AMERICAN CAPITAL AGENCY CORP.

EQUITY INCENTIVE PLAN FOR THE MANAGER AND ITS AFFILIATES

AMERICAN CAPITAL AGENCY CORP.

EQUITY INCENTIVE PLAN FOR THE MANAGER AND ITS AFFILIATES

1. Purpose; Types of Awards; Construction.

The purposes of the American Capital Agency Corp. Equity Incentive Plan for the Manager and its Affiliates (the “Plan”) are to issue equity-based incentives to American Capital Agency Management, LLC , a Delaware limited liability company (the “Manager”), or its Affiliates (including, but not limited to American Capital Strategies, Ltd.), to increase their efforts on behalf of American Capital Agency Corp., a Delaware corporation (the “Company”) and to promote the success of the Company’s business. The Plan provides for the grant of stock options, restricted stock, restricted stock units, unrestricted shares and other equity-based awards.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrative Services Agreement” means the Administrative Services Agreement, dated as of                     , 2008, by and between American Capital Strategies, Ltd. and the Manager, as such may be amended from time to time.

(b) “Affiliate” means (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer or general partner of such other Person and (iii) and legal entity for which such Person acts as an executive officer or general partner.

(c) “Award” means any Option, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means a change in ownership or effective control of the Company, within the meaning of Section 409A of the Code; provided, however, that a transaction or series of transactions effected with the Manager and/or any Affiliate of the Manager, through the acquisition of Common Stock or other Company securities (regardless of the form of such transaction or series of transactions), changes to the membership of the Board or otherwise, shall not constitute a Change of Control for purposes of the Plan or any Award.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(h) “Committee” means the committee, if any, established by the Board to administer the Plan, the composition of which shall at all times consist of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

(i) “Company” means American Capital Agency Corp., a Delaware corporation, or any successor corporation.

(j) “Effective Date” means                     , 2008, the date on which the Plan was adopted by the Board, subject to obtaining the approval of the Company’s stockholders.

(k) “Eligible Recipients” means the Manager or any of its Affiliates, including without limitation American Capital Strategies, Ltd., who provide, directly or indirectly, services to the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(m) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded (or if no shares of Stock is traded on such date, for the last preceding date on which there was a sale of such Stock on such exchange); (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market; or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its sole discretion, shall determine.

(n) “Management Agreement” means the Management Agreement, dated as of                     , 2008, by and between the Company and the Manager, as such may be amended from time to time.

(o) “Manager” means American Capital Agency Management, LLC , a Delaware limited liability company.

(p) “Option” means a right, granted to an Eligible Recipient under Section 6(b)(i), to purchase shares of Stock.

(q) “Other Stock-Based Award” means a right or other interest granted to an Eligible Recipient that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to shares of unrestricted Stock or dividend equivalent rights.

(r) “Plan” means this American Capital Agency Corp. Equity Incentive Plan for the Manager and its Affiliates, as amended from time to time.

(s) “Restricted Stock” means an Award of shares of Stock to an Eligible Recipient under Section 6(b)(ii) that may be subject to certain restrictions and to a risk of forfeiture.

(t) “Restricted Stock Unit” or “RSU” means a right granted to an Eligible Recipient under Section 6(b)(iii) to receive Stock, cash or other property at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(u) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(v) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

3. Administration.

The Plan shall be administered by the Board. The Board may appoint a Committee to administer all or a portion of the Plan. To the extent that the Board so delegates its authority, references herein to the Board shall be deemed references to the Committee. The Board may delegate to one or more agents such administrative duties as it may deem advisable, and the Committee or any other person to whom the Board has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such Committee or person may have under the Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) make adjustments in the terms and conditions of Awards; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; (viii) determine the terms and provisions of the Award Agreements; and (ix) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all persons, including but not limited to the Company, the Manager, any other Eligible Recipient, and any Affiliate of the Company or the

Manager (or any person claiming any rights under the Plan from or through the Manager) and any stockholder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, except as provided in the second paragraph of Section 5, neither the Board nor the Committee may take any action which would have the effect of reducing the aggregate exercise or purchase price of any Award without obtaining the approval of the Company’s stockholders.

4. Eligibility.

Awards may be granted, in the discretion of the Board, to Eligible Recipients. In determining the type of any Award (including the number of shares to be covered by such Award), the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be                     , subject to adjustment as provided herein. No more than                      shares of Stock may be made subject to Options granted under the Plan, and no more than                      shares of Stock may be made subject to stock-based awards other than Options (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards), in either case, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered to the Company or if an Award terminates or expires without a distribution of shares to the Award recipient, or if shares of Stock are surrendered or withheld by the Company as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Eligible Recipients under the Plan, then the Board shall make equitable changes or adjustments to any or all of: (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; and (iv) the performance goals applicable to outstanding Awards. In addition, the Board may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to shares of Stock).

6. Terms of Awards.

(a) General. The term of each Award shall be for such period as may be determined by the Board. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the grant, vesting, maturation or exercise of an Award may be made in such forms as the Board shall determine at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The Board may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine.

(b) Terms of Specified Awards. The Board is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Board to be consistent with the purposes of the Plan. Such Awards may be granted with vesting, value and/or and payment contingent upon attainment of one or more performance goals. Except as otherwise set forth herein or as may be determined by the Board, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Board shall determine at the date of grant or thereafter.

(i) Options. The Board is authorized to grant Options to Eligible Recipients on the following terms and conditions:

(A) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Board, but in no event shall the per share exercise price of any Option be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the applicable Eligible Recipient, through a “broker cashless exercise” procedure approved by the Board (to the extent permitted by law) or a combination of the above, in any case in an amount having a combined value equal to such exercise price; provided that the Board may require that any Stock exchanged by an Eligible Recipient have been owned by an Eligible Recipient for at least six months as of the date of exercise. An Award Agreement may provide that an Eligible Recipient may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(B) Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Board may determine, as reflected in the Award Agreement; provided, that the Board shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Board or its designated agent.

(C) Termination of Services. Subject to Section 7, an Option may not be exercised unless an Eligible Recipient is then providing services to the Company pursuant to the Management Agreement; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of the termination of the Management Agreement, to a date not later than the expiration date of such Option.

(D) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Board may prescribe in its discretion or as may be required by applicable law.

(ii) Restricted Stock. The Board is authorized to grant Restricted Stock to an Eligible Recipient on the following terms and conditions:

(A) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Board may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board may determine. The Board may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of one or more performance goals. Unless otherwise determined by the Board, an Eligible Recipient shall have all of the rights of a stockholder with respect to shares of Restricted Stock including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Forfeiture. Subject to Section 7, upon termination of the Management Agreement during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Board may waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of an Eligible Recipient, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends. Unless otherwise determined by the Board, cash dividends paid with respect to shares of Restricted Stock shall be paid to the same extent, at the same time and in the same manner as such dividends are paid with respect to all other outstanding shares of Stock. Unless otherwise determined by the Board, shares of Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend (other than cash), in each case with respect to shares of Restricted Stock, shall be subject to restrictions and a risk of forfeiture to the same extent as the shares of Restricted Stock with respect to which such shares of Stock or other property (other than cash) has been distributed.

(iii) Restricted Stock Units. The Board is authorized to grant Restricted Stock Units to an Eligible Recipient, subject to the following terms and conditions:

(A) Award and Restrictions. Delivery of Stock, cash or other property, as determined by the Board, will occur upon expiration of the period specified for Restricted Stock Units by the Board during which forfeiture conditions apply, or such later date as the Board shall determine. The Board may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.

(B) Forfeiture. Subject to Section 7, upon termination of the Management Agreement prior to the vesting of a Restricted Stock Unit, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Board may waive in whole or in part the forfeiture of Restricted Stock Units.

(C) Dividend Equivalents. Unless otherwise determined by the Board, Restricted Stock Units shall be credited with dividend equivalents at such time as dividends, whether in the form of cash, Stock or other property, are paid with respect to the Stock. Unless otherwise determined by the Board, any such dividend equivalents shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Units to which they relate.

(D) Compliance with Section 409A. Notwithstanding any provision of the Plan and any Award Agreement, the grant, vesting and settlement of Restricted Stock Units shall comply with the applicable requirements of Section 409A of the Code.

(iv) Other Stock-Based Awards. The Board is authorized to grant Awards to an Eligible Recipient in the form of Other Stock-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Board shall determine the terms and conditions of such Awards at the date of grant or thereafter. Without limiting the generality of this paragraph, Other Stock-Based Awards may include grants of shares of Stock that are not subject to any restrictions or a substantial risk of forfeiture. To the extent that an Other Stock-Based Award would be subject to Section 409A of the Code, the provisions of such Award shall comply with the requirements of Section 409A of the Code.

7. Termination of Management Agreement; Change in Control.

(a) Unless otherwise determined by the Board and set forth in an individual Award Agreement, upon termination of the Management Agreement, if such termination is by the Company other than for Cause (as defined in the Management Agreement) or termination by the Manager, any Award outstanding under the Plan that was not previously vested and/or exercisable shall become fully vested, exercisable and or payable, and any performance conditions imposed with respect to such Award shall be deemed to be fully achieved; provided, that with respect to an Award that is subject to Section 409A of the Code, termination of the Management Agreement constitutes a “separation from service” within the meaning of Section 409A of the Code.

(b) Upon a Change of Control, any Award outstanding under the Plan that was not previously vested and/or exercisable shall become fully vested and/or exercisable, and any performance conditions imposed with respect to such Award shall be deemed to be fully achieved.

8. General Provisions.

(a) Nontransferability. Unless otherwise provided in an Award Agreement, Awards with respect to which vesting and/or exercisability requirements have not been met shall not be transferable by an Eligible Recipient. Options granted under the Plan shall be exercisable only by an Eligible Recipient.

(b) No Right to Continued Employment or Service, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon an Eligible Recipient the right to provide services to the Company or any parent or subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate the Management Agreement.

(c) Taxes. The Eligible Recipient shall be solely responsible for the payment of any taxes that may become payable by the Eligible Recipient which arise from the issuance, vesting or exercise of any Award granted to it by the Company under the Plan.

(d) Effective Date; Amendment and Termination.

(i) The Plan shall take effect upon the Effective Date, subject to the approval of the Company’s sole stockholder.

(ii) The Board may at any time and from time to time terminate, amend, modify or suspend the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The Board may at any time and from time to time amend any outstanding Award in whole or in part. Notwithstanding the foregoing sentence of this clause (ii), no amendment or modification to or suspension or termination of the Plan or amendment of any Award shall affect adversely any of the rights of the Eligible Recipient, without such Eligible Recipient’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of the Eligible Recipient, without the Eligible Recipient’s consent, under any Award theretofore granted.

(f) No Rights to Awards; No Stockholder Rights. Eligible Recipients shall not have any claim to be granted any Award under the Plan. Except as provided specifically herein, Eligible Recipients shall have no rights as stockholders with respect to any shares covered by the Award until the date of the issuance of a stock certificate to the Eligible Recipient for such shares.

(g) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to Eligible Recipients pursuant to an Award, nothing contained in the Plan or any Award shall give any Eligible Recipient any rights that are greater than those of a general creditor of the Company.

(h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(ii) Each Award is subject to the requirement that, if at any time the Board determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

(j) Section 409A Compliance. Notwithstanding any provisions of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Board determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or the Award Agreement, the Board reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award to the extent necessary to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such Section.

(k) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Delaware without giving effect to the conflict of laws principles thereof.